                             CO-PUBLISHING AGREEMENT



          Annexed hereto and made part hereof of, THIS AGREEMENT made this day of 1997, by and between Wall Street Records, Inc. or it's designee, 2500 McClellan Avenue, Suite 340, Pennsauken, NJ 08109 (hereinafter referred to as "COMPANY") and Grant Eldridge, p/k/a El-Drex, (hereinafter referred to as "ARTIST";



                                   WITNESSETH

     WHEREAS, it is the intention of COMPANY and ARTIST that they shall jointly own, in equal shares, the musical compositions (hereinafter collectively referred to as the "COMPOSITION") listed or described below, so that fifty percent (50%) of the entire worldwide right, title and interest, including the copyright, the right to copyright and the renewal right, in and to the COMPOSITION shall be owned by COMPANY and fifty percent (50%) thereof shall be owned by ARTIST:

     WHEREAS, the COMPOSITION has been or shall be registered for copyright in the names of COMPANY and ARTIST in the Copyright Office of the United States of America;

     NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged by each party hereto, it is agreed as follows:

     1. a. COMPANY and ARTIST shall joint1y own the COMPOSITION, in equal shares including all of the worldwide right, title and interest, including the copyrights, the right to copyright and the renewal rights, therein and thereto.

        b. The term herein shall be co-extensive with the term of the Exclusive Production/Recording Agreement and/or Distribution Agreement entered into by COMPANY. The rights granted to COMPANY in this Exhibit "A" shall extend for the entire term of copyright in each of the Assigned Compositions in each country of the world, together with all extensions and renewals thereof; the derogate from the rights granted to COMPANY in those Assigned Compositions assigned to COMPANY prior to the date of such expiration or termination.

     2. The COMPOSITION shall be registered for copyright by COMPANY in the names of COMPANY and ARTIST in the office of the Register of Copyrights of the United States of America and COMPANY shall take all reasonable measures to protect the copyright in the COMPOSITION in those territories which are signatories to the Universal Copyright Convention. If the COMPOSITION has heretofore been registered for copyright in the name of ARTIST, ARTIST shall simultaneously herewith deliver to COMPANY an assignment of a one-half interest therein, in form acceptable to COMPANY.

     3. COMPANY shall have the sole and exclusive right to administer and exploit the COMPOSITION, to print, publish, sell, use and license the use of the COMPOSITION throughout the world, and to execute in its own name any and all licenses and agreements affecting or respecting the COMPOSITION, including but not limited to licenses for mechanical reproduction, public performance, synchronization uses, subpublication, merchandising, and advertising and to assign or license such rights to others. This statement of exclusive rights is only in clarification and amplification of the rights of COMPANY hereunder and not in limitation thereof.

     4. COMPANY shall be entitled to receive and collect and shall receive and collect all gross receipts derived from the COMPOSITION. "Gross receipts", as used herein, shall mean any and all revenue, income and sums derived from the COMPOSITION from any and all sources whatsoever.



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     5. COMPANY shall pay to ARTIST fifty percent (50%) of the net income actually received and derived by COMPANY from the COMPOSITION. "Net income", as used herein, shall mean the gross receipts derived by COMPANY from the COMPOSITION, less the following:

          (a) A sum equal to ten percent (10%) of the Gross Receipts as an administration charge for overhead;

          (b) Royalties and other sums which are paid by COMPANY to the composers and writers of the COMPOSITION pursuant to the provisions of the songwriter's agreements between ARTIST and such composers and writers (a copy of which is attached hereto as Exhibit "A") or which, at COMPANY's election, are paid by COMPANY to ARTIST, in trust, for payment over by ARTIST to such composers and writers pursuant to the provisions of said songwriter's agreements;

          (c) Collection or other fees customarily and actually charged by or any other collection agent which may be used by COMPANY;

          (d) Actual, out-of-pocket administrative and exploitation expenses of COMPANY with respect to the COMPOSITION for registration fees, advertising and promotion expenses directly related to the COMPOSITION, the costs of transcribing for lead sheets, and the costs of producing demonstration records;

          (e) Attorneys' fees directly related to the defense of claims respecting the COMPOSITION incurred by COMPANY;

          (f) The costs of printing, engraving, arranging and editing printed editions of the COMPOSITION incurred by COMPANY.

     6. The performing rights in the COMPOSITION, to the extent permitted by law, shall be assigned to and licensed by The American Society of Composers, Authors and Publishers (ASCAP). ASCAP shall be and hereby is authorized to collect and receive all monies earned from the public performance of the COMPOSITION and to pay directly to COMPANY one hundred percent (100%) of the amount allocated by ASCAP as the publisher's share of public performance fees.

     7. Mechanical royalties for the COMPOSITION for the United States and Canada shall be collectible by or any other collection agent which may be designated by COMPANY, provided however, that COMPANY shall, in the case of any record company affiliated with COMPANY, issue the mechanical licenses directly to said record company at the then current statutory rate and collect mechanical royalties directly therefrom in which case there shall be no collection fees as referred to in paragraph 5(c).

     8. Statements as to monies payable hereunder shall be sent by COMPANY to ARTIST semi-annually within ninety (90) days after the end of each semi-annual calendar period. Statements shall be accompanied by appropriate payments. ARTIST shall be deemed to have consented to all royalty statements and other accounts rendered by COMPANY to ARTIST, and said statements and other accounts shall be binding upon ARTIST and not subject to any objection for any reason, unless specific objection in writing, setting forth the basis thereof, is given by ARTIST to COMPANY within two (2) years from the date rendered. ARTIST or a certified public accountant in its behalf may, at reasonable intervals, examine the books of COMPANY pertaining to the C0MPOSITION during the COMPANY's normal business hours and upon ten (10) days written notice.

     9. Each party hereto shall give the other the equal benefits of any warranties or representations which it obtained or shall obtain under any agreements affect the COMPOSITION.

     10. COMPANY shall have the sole right to prosecute, defend, settle and compromise all suits, claims, and actions respecting the COMPOSITION, and generally to do and perform all things necessary concerning the same and the copyrights therein, to prevent and restrain the infringement of copyrights or other rights with respect to the COMPOSITION. In the event of the recovery by COMPANY of any monies as a result of a judgement or settlement, such monies, less an amount equal to the expense of obtaining said monies, including counsel fees, shall be deemed additional gross receipts hereunder. ARTIST shall have the right to provide counsel for itself, but at its own expense, to assist in any such manner. COMPANY will not settle any claim respecting the COMPOSITION without ARTIST's consent, which consent shall not be unreasonable withheld.

     11. The rights of the parties hereto in and to the COMPOSITION shall extend for the term of the copyright of the COMPOSITION and of any derivative copyrights therein in the United States of America and throughout the rest of the world and for the terms of any renewals or extensions thereof in the United States of America and throughout the rest of the world.

     12. This Agreement sets forth the entire understanding between the parties, and cannot be changed, modified or cancelled except by an instrument signed by the party sought to be bound. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania applicable to Agreements wholly performed therein.

     13. ARTIST hereby warrants and represents that it has the right to enter into this Agreement and to grant to COMPANY all of the rights granted herein, and that the exercise by COMPANY of any and all of the rights granted to COMPANY in this Agreement will not violate or infringe upon any common law or statutory rights of any person, firm or corporation, including, without limitation, contractual rights, copyrights and rights of privacy. The rights granted herein are free and clear of any claims, demands, liens or encumbrances. ARTIST agrees to and does hereby indemnify, save and hold COMPANY, its assigns, licensees, and its and their directors, officers, shareholders, agents and employees harmless from any and all liabilities, claims, demands, loss and damage (including attorneys fees and court costs) arising out of or connected with any claim by a third party which is consistent with any of the Warranties, representations, covenants, or agreements made by ARTIST herein and ARTIST agrees to reimburse COMPANY, on demand, for any payment made by COMPANY at any time after the date hereof with respect to any liability or claim to which the foregoing indemnity applies. Pending the determination of any such claim, COMPANY may withhold payment of royalties or other monies hereunder, provided that all amounts so withheld are reasonably related to the amount of said claim and the estimated attorneys' fees in connection therewith, and provided further that ARTIST shall have the right to post a bond in an amount reasonably satisfactory to COMPANY by a bonding company reasonably satisfactory to COMPANY, in which events COMPANY shall not withhold payments as aforesaid.

     14. All notices, statements or other documents which either party shall be required or shall desire to give to the other hereunder must be in writing and shall be given by the parties hereto only in one of the following ways:

          a. By personal delivery; or

          b. By addressing them as indicated below, and by depositing them postage prepaid, in the United States mail, air-mail if the address is outside of the Commonwealth in which such notice is deposited.

     The addresses of the parties shall be those of which the other party actually receives written notice and until further notice are:

                                     COMPANY:
                                     Wall Street Records, Inc.
                                     2500 McClellan Avenue, Suite 340
                                     Pennsauken, NJ 08109

                                     ARTIST:
                                     Grant Eldridge


     A courtesy copy of all mailings should be sent as follows:

                                     Lloyd Z. Remick, Esq.
                                     Burditt & Radzius, Chartered
                                     1608 Walnut Street, Suite 703
                                     Philadelphia, PA 19103

     15. This Agreement shall not be deemed to give any right or remedy to any third party whatsoever unless said right or remedy is specifically granted to such third party by the terms hereof.

     16. The parties hereto shall execute any further documents including, without limitation, assignments of copyrights, and do all acts necessary to fully effectuate the terms and provisions of this Agreement.

     17. COMPANY may enter into subpublishing agreements with, or assign, or license any of its rights hereunder to, one or more other person, firms or corporations for any one or more countries of the world. In the event COMPANY enters into a subpublishing or administration agreement for any country of the world with a company affiliated with or otherwise related to COMPANY, such agreement shall be deemed to have been made with an independent third party provided, that no foreign subpublishing agreement respecting the COMPOSITION shall be on terms less favorable to COMPANY than what is commonly referred to in the music publishing industry and a 75/25/10 division of royalties and a 50/50/10 division with respect to so-called foreign cover records. ARTIST acknowledges that COMPANY has the right to administer and publish compositions other than the COMPOSITION.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year above set forth.

COMPANY                                         ARTIST
WALL STREET RECORDS, INC.                       GRANT ELDRIDGE p/k/a EL-DREX

BY: /s/ Joseph Marrone                          By: /s/ Grant Eldridge
   ------------------------------                  ---------------------------
   JOSEPH MARRONE, ESQ., PRES.                     GRANT ELDRIDGE








Date: 3/17/97                                    Date: 3/17/97
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